UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    July 30, 2012

HARSCO CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-03970	23-1483991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (717) 763-7064

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2012, the Board of Directors (the “Board”) of Harsco Corporation (the “Company”) elected Patrick K. Decker, age 47, to serve as President and Chief Executive Officer of the Company, effective September 10, 2012.  Mr. Decker joins the Company from Tyco International Ltd. where he has served as President of Tyco Flow Control, Tyco’s second largest business segment, for the past five years.

In connection with Mr. Decker’s election, Henry W. Knueppel will step down as both Interim Chairman and Interim Chief Executive Officer of the Company, effective September 10, 2012, while remaining a member of the Board.  Mr. Knueppel notified the Board on July 30, 2012 of these intentions, and was subsequently appointed by the Board to the position of independent, Non-Executive Chairman of the Board, effective September 10, 2012.

In connection with his election, Mr. Decker agreed to an offer letter with the Company, which letter provides for the following compensation arrangements for Mr. Decker: (1) annual base salary of $825,000; (2) participation in the Company’s performance-based annual incentive compensation program, including a pro-rated award based on date of hire for the 2012 calendar year based on a target award opportunity equal to 100% of his base salary and a maximum award opportunity equal to 200% of his base salary; and (3) participation in the Company’s long-term incentive compensation program, including a pro-rated award for 2012 based on date of hire on 200% of his annual base salary. One-third of this pro-rated award will be delivered in the form of time-based restricted stock units that vest in full after three years, and two-thirds of this pro-rated award will be delivered in the form of time-based stock appreciation rights that vest in equal 20% installments each year. The letter agreement also provides that Mr. Decker will be subject to compliance after five years with the Company’s stock ownership guidelines at a level equal to five times his base salary, that Mr. Decker’s incentive awards will be subject to the Company’s clawback policies and provisions in place from time to time, and that Mr. Decker will participate in the Company’s standard health and welfare benefits and transfer and relocation program.

Mr. Decker also entered into the Company’s standard Change in Control Severance Agreement, the general form of which was previously filed by the Company as Exhibit 10(d) to its Annual Report on Form 10-K for the fiscal year ending December 31, 2010, in connection with his election as President and Chief Executive Officer.  The terms of Mr. Decker’s agreement are materially consistent with the terms of the Company’s general form, which terms were described in a Current Report on Form 8-K filed by the Company on December 20, 2010 and are incorporated herein by reference.  In particular, Mr. Decker is generally entitled to receive “double-trigger” severance benefits under the agreement at a level equal to three times his highest base salary during the period beginning 90 days prior to a change in control through the date of termination, plus three times his target annual incentive award for the year of termination.

In connection with his election, Mr. Decker also entered into the Company’s standard confidentiality agreement and non-competition agreement.  Under these agreements, Mr. Decker is generally subject to customary non-solicitation and non-competition covenants during his employment and for one year following his employment.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 30, 2012, the Board amended Article IV, Sections 1, 2 and 3 of the Company’s By-laws to establish that the position of Chairman of the Board need not be an officer position for the Company, but instead may be held by a non-employee and non-officer member of the Board, and to make conforming edits. The amendment was effective on July 30, 2012.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
3(a)	Amendment, effective July 30, 2012, to the By-laws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date: August 3, 2012	By:	/s/ A. Verona Dorch
Name: A. Verona Dorch
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
3(a)	Amendment, effective July 30, 2012, to the By-laws of the Company